                            AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of October 6, 1997 by and between Integrated Sensor Solutions, Inc., a California corporation ("ISS California"), and Integrated Sensor Solutions Delaware Corporation, a Delaware corporation ("ISS Delaware").

                                    WITNESSETH:

     WHEREAS, ISS Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, ISS California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, ISS Delaware has authority to issue 1,000,000 shares of Common Stock, par value $0.001 per share (the "ISS Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by ISS California;

     WHEREAS, on the date of this Merger Agreement, ISS California has authority to issue 15,500,000 shares of Common Stock (the "ISS California Common Stock"), of which 3,588,949 shares are issued and outstanding, and 8,500,000 shares of Preferred Stock (the "ISS California Preferred Stock"), of which 7,875,137 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for ISS Delaware and ISS California have determined that, for the purpose of effecting the reincorporation of ISS California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that ISS California merge with and into ISS Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of ISS Delaware and ISS California, the shareholders of ISS California, and the sole stockholder of ISS Delaware have adopted and approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ISS California and ISS Delaware hereby agree to merge as follows:

     1. MERGER. ISS California shall be merged with and into ISS Delaware, and ISS Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     2. GOVERNING DOCUMENTS. The Certificate of Incorporation of ISS Delaware shall be amended to read in full as follows:

     FIRST: The name of the Corporation is Integrated Sensor Solutions, Inc. (hereinafter sometimes referred to as the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:

     This corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation is authorized to issue is 57,000,000 shares. The number of shares of Common Stock which this corporation is authorized to issue is 50,000,000 shares, $0.001 par value per share. The number of shares of Preferred Stock which this corporation is authorized to issue is 7,000,000 shares. The Preferred Stock may be issued from time to time in one of more series, $0.001 par value per share. Of the Preferred Stock, 800,000 shares shall be designated Series A Preferred Stock, 271,465 shares shall be designated Series B Preferred Stock, 536,000 shares shall be designated Series C Preferred Stock, 530,038 shares shall be designated Series D Preferred Stock, 261,729 shares shall be designated Series E Preferred Stock and 960,732 shares shall be designated Series F Preferred Stock. The Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series.

     The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have the rights, preferences, privileges and restrictions set forth below.

     1. GENERAL DEFINITIONS. For purposes of this Article FOURTH the following definitions shall apply:

          (a)  "SERIES A PREFERRED" shall refer to Series A Preferred Stock.

          (b)  "SERIES B PREFERRED" shall refer to Series B Preferred Stock.

          (c)  "SERIES C PREFERRED" shall refer to Series C Preferred Stock.


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

          (d)  "SERIES D PREFERRED" shall refer to Series D Preferred Stock.

          (e)  "SERIES E PREFERRED" shall refer to Series E Preferred Stock.

          (f)  "SERIES F PREFERRED" shall refer to Series F Preferred Stock.

          (g) "JUNIOR SHARES" shall mean all Common and any other shares of this corporation other than the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and any additional series of Preferred Stock which may be designated by the Board from time to time.

          (h) "PREFERRED" shall refer to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred.

          (i) "SUBSIDIARY" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned by this corporation or by one or more of such subsidiaries.

          (j) "BOARD" shall mean the Board of Directors of Integrated Sensor Solutions, Inc.

     2. DIVIDEND RIGHTS OF PREFERRED. Subject to the rights of additional series of Preferred Stock which may be designated by the Board from time to time, the holder of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be entitled to receive, prior and in preference to any declaration and payment of any dividend (payable other than in stock of the corporation) or other distributions (as defined below) on the Junior Shares, noncumulative dividends at an annual rate equal to $0.03125 per share of Series A Preferred, $0.1875 per share of Series B Preferred, $0.625 per share of Series C Preferred, $0.3775 per share of Series D Preferred, $0.3775 per share of Series E Preferred, and $0.6125 per share of Series F Preferred when and as declared by the Board. The Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and Series F Preferred shall be PARI PASSU with respect to their right to receive dividends. If there are insufficient funds legally available to pay the full amount of dividends on the Preferred Stock, the amount of dividends shall be reduced proportionately so that dividends payable on each share of Series B Preferred shall be 6.0 times the dividend payable on each share of Series A Preferred, the dividend payable on each share of Series C Preferred shall be 20 times the dividend payable on each share of Series A Preferred, the dividend payable on each share of Series D Preferred or Series E Preferred shall be 12.08 times the dividend payable on each share of Series A Preferred and the dividend payable on each share of Series F Preferred shall be 19.6 times the dividend payable on each share of Series A Preferred.

     For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the corporation, or the purchase or redemption of shares of the corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this corporation.

     3.   LIQUIDATION PREFERENCE.

          (a) Subject to the rights of additional series of Preferred Stock which may be designated by the Board from time to time subject to Section 6 hereof, in the event of any liquidation, dissolution or winding up of the corporation, either voluntarily or involuntarily, the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of the Junior Shares by reason of their ownership thereof, an amount per share equal to $0.3125 (the "Original Series A Issue Price") plus any declared but unpaid dividends for each share of Series A Preferred then held by them, $1.875 (the "Original Series B Issue Price") plus any declared but unpaid dividends for each share of Series B Preferred then held by them, $6.25 (the "Original Series C Issue Price") plus any declared but unpaid dividends for each share of Series C Preferred then held by them, $3.775 (the "Original Series D Issue Price") plus any declared but unpaid dividends for each share of Series D Preferred then held by them, $3.775 (the "Original Series E Issue Price") plus any declared but unpaid dividends for each share of Series E Preferred then held by them, and $6.125 (the "Original Series F Issue Price") plus any declared but unpaid dividends for each share of Series F Preferred then held by them. After payment to the holders of the Preferred of the amounts set forth in this Section 3, the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed among the holders of the Junior Shares in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of any other Junior Shares then held by them. If, upon the occurrence of such event, the assets thus distributed among the holders of the Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed among the holders of the Preferred in proportion to the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price, the Original Series E Issue Price and the Original Series F Issue Price of, plus any declared but unpaid dividends on, the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred then held by them.

          (b) (i) For purposes of this Section 3, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by and to include (A) the corporation's sale of all or substantially all of its assets or (B) any transaction or series of related transactions (including, without limitation any reorganization, merger or consolidation) which will result in the holders of the outstanding voting equity securities of the corporation immediately prior to such transaction or series of related transactions holding securities representing less than 50% of the voting power of the surviving entity immediately following such transaction or series of related transactions.

          (ii) In any such event, if the consideration received by the corporation is other than cash or indebtedness, its value will be deemed to be its fair market value. In the case of publicly traded securities, fair market value shall mean the closing market price of such securities on the date such consolidation, merger or sale is consummated. If a consideration is in a form other than publicly traded securities, its value shall be determined by the Board.

     4. CONVERSION. The holders of the Preferred shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be convertible at any time, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price (as set forth in Section 3 hereof) for such share by the applicable Conversion Price thereof, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion (individually the "Series A Conversion Price," the "Series B Conversion Price," the "Series C Conversion Price," the "Series D Conversion Price," the "Series E Conversion Price" and the "Series F Conversion Price" and collectively the "Conversion Prices") shall initially be $0.3125 per share of Common Stock for conversion of Series A Preferred, $1.875 per share of Common Stock for conversion of Series B Preferred, $6.25 per share of Common Stock for conversion of Series C Preferred, $3.775 per share of Common Stock for conversion of Series D Preferred, $3.775 per share of Common Stock for conversion of Series E Preferred and $6.125 per share of Common Stock for conversion of Series F Preferred. Such initial Conversion Prices shall be subject to adjustment as hereinafter provided.

     Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Price, upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at a price of not less than $10.00 per share and an aggregate offering price to the public of not less than $15,000,000.

          (b) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of Common Stock as determined in good faith by the Board. Any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock only if such holder surrenders the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for Preferred Stock, and gives written notice to the corporation at such office that such holder elects to convert the same on or prior to the date specified for such conversion. The corporation shall thereafter issue and deliver at such office to such holder of Preferred Stock a certificate or certificates registered in the name of the holder or such other name as the holder may direct for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock and any declared but unpaid dividends on the converted Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The corporation shall pay any issue taxes payable upon the issuance of such certificates in the name of the holder. If the holder of any certificate representing shares of Preferred requests the corporation to issue the certificates representing the shares of Common Stock issuable upon conversion thereof in a name other than the name of the holder, the holder shall pay to the corporation, or the transfer agent of the corporation if the corporation so designates, any transfer or other taxes required by reason of the issuance of a certificate for shares of Common Stock in any name other than the name of the holder.

     If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to such closing.

          (c)  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

               (1) SPECIAL DEFINITIONS. For purposes of this Section 4, the following definitions shall apply:

                    a. "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    b. "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and warrants to purchase Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred) or other securities convertible into or exchangeable for Common Stock.

                    c. "SERIES D ORIGINAL ISSUE DATE" shall mean the date on which a share of Series D Preferred was first used.

                    d. "SERIES F ORIGINAL ISSUE DATE" shall mean the date on which a share of Series F Preferred was first issued.

                    e. "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 4(c)(3), deemed to be issued) by the


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

corporation after the Series D Original Date or Series F Original Issue Date, as the case may be, other than shares of Common Stock issued or issuable:

                         i)   upon conversion of shares of the Series A
Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred authorized herein;

                         ii)  to directors, officers or employees of, or
consultants to, the corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or issuance (collectively, the "Plans") unanimously approved by the Board of Directors;

                         iii) upon exercise or conversion of warrants to
purchase shares of the capital stock of the corporation issued in connection with equipment lease financing transactions and bank financing transactions unanimously approved by the Board, where the issuance of such warrants is not principally for the purpose of raising additional equity capital for the corporation;

                         iv)  pursuant to the acquisition of another
corporation by this corporation or any subsidiary of this corporation by merger, purchase of substantially all of the assets or other reorganization unanimously approved by the Board whereby this corporation owns more than fifty percent (50%) of the voting power of such other corporation following such acquisition; and

                         v)   as a dividend or distribution on the Series D
Preferred or Series F Preferred.

               (2) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Series C Conversion Price, the Series D Conversion Price or the Series F Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series C Conversion Price, the Series D Conversion Price or the Series F Conversion Price, as applicable, in effect on the date of, and immediately prior to such issue. No adjustment in the Series A Conversion Price, Series B Conversion Price or Series E Conversion Price shall be made in respect of any issuance of Additional Shares of Common Stock except pursuant to Section 4(d) below.

               (3) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the corporation at any time or from time to time after the Series D Original Issue Date or Series F Original Issue Date, as the case may be, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(c)(5) hereof) of such Additional Shares of Common Stock would be less than the Series C Conversion Price, the Series D Conversion Price or Series F Conversion Price, as applicable, as in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    a. no further adjustment in the Series C Conversion Price, the Series D Conversion Price or Series F Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    b. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, such Series C Conversion Price, Series D Conversion Price or Series F Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    c. In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series C Conversion Price, the Series D Conversion Price or Series F Conversion Price as applicable, then in effect shall forthwith be readjusted to such Series C Conversion Price, Series D Conversion Price or Series F Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                    d. no readjustment pursuant to clause (b) above shall have the effect of increasing such Series C Conversion Price, Securities D Conversion Price or Series F Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price, Series D Conversion Price or Series F Conversion Price on the original adjustment date, or (ii) the Series C Conversion Price, the Series D Conversion Price or Series F Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (4) ADJUSTMENT OF SERIES C CONVERSION PRICE, SERIES D CONVERSION PRICE OR SERIES F CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this corporation shall, at any time after the Series F Original Issue Date, as applicable, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c)(3)) for a consideration per share less than the


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

Series C Conversion Price, the Series D Conversion Price or Series F Conversion Price, as applicable, in effect on the date of and immediately prior to such issuance, then in any such event such Series C Conversion Price, Series D Conversion Price or Series F Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price, Series D Conversion Price or Series F Conversion Price by a fraction, (A) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price, Series D Conversion Price or Series F Conversion Price, as applicable; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued, PROVIDED THAT, (i) for the purpose of this subsection (4), all shares of Common Stock issuable upon exercise or conversion of Options, Convertible Securities or shares of Preferred outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding Options, Convertible Securities or shares of Preferred shall not give effect to any adjustments to the conversion price or conversion rate of such Options, Convertible Securities or shares of Preferred resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

     Notwithstanding the foregoing, no adjustment in any Conversion Price shall be made under this Section 4(c)(4) as a result of any stock dividend, subdivision, combination or consolidation which results in a proportionate adjustment of the Series C Conversion Price, the Series D Conversion Price and Series F Conversion Price pursuant to Section 4(d) below.

               (5)  DETERMINATION OF CONSIDERATION.  For purposes of this
Section 4(c), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    a.   CASH AND PROPERTY:  Such consideration shall:

                         i)   insofar as it consists of cash, be computed at
the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         ii)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined by the Board in the good faith exercise of its reasonable business judgment; and

                         iii) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

                    b. OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c)(3), relating to Options and Convertible Securities, shall be determined by dividing:

                         (x)  the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by:

                         (y)  the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (d) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the corporation at any time, or from time to time after the Series F Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying each such Conversion Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter each such Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment in the Conversion Price for any series of Preferred shall be made if the holders of such series of Preferred simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred had been converted into Common Stock on the date of such event.

          (e)  NO IMPAIRMENT.  Except for taking the actions contemplated by
Section 6 below upon obtaining the vote or consent set forth therein, the corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but it will at all times in good faith assist in the carrying out of all of the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred against impairment.

          (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the corporation, at its expense, shall promptly compute such adjustment or readjustment and furnish to each holder of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to each holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect at the time, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred.

          (g) NOTICES OF RECORD DATE. In the event of any taking by the corporation of the record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the corporation shall mail to each holder of Preferred, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h) RESERVATION OF STOCK. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Preferred, the corporation will take such corporate action as may, in the opinion of its counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (i)  NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the corporation.

          (j) RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 4 or a merger or sale of assets transaction treated as a liquidation pursuant to Section 3) provisions shall be made so that the holders of shares of each series of Preferred shall thereafter be entitled to receive upon conversion of such Preferred, the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of shares of such series of Preferred would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred after such recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred) shall be applicable after such event as nearly equivalent as may be practicable.

          (k) EFFECT OF CONVERSION. In the event that all outstanding shares of Preferred shall have been converted into Common Stock in accordance with Section 4(a), (i) the converted shares of Preferred shall resume the status of authorized but unissued shares of Preferred, undesignated as to series, (ii) any outstanding rights to acquire unissued shares of Preferred shall become rights to acquire shares of Common Stock, as adjusted in accordance with this Section 4, and (iii) the provisions of this Certificate of Incorporation relating to the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred shall be of no further force or effect.

     5.   VOTING RIGHTS.

          (a) Except as otherwise required by law, each share of Common issued and outstanding shall have one vote. Each share of Preferred issued and outstanding shall have the number of votes equal to the number of Common shares into which the Preferred is convertible as adjusted from time to time pursuant to Section 4 hereof.

     The holder of each share of Preferred shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the corporation and, except as contemplated by Section 5(b) below, shall vote with the holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote.

          (b) One member of the Board shall be subject to election and removal by the holders of Series D Preferred, voting as a separate series. One member of the Board shall be subject to election and removal by the holders of Series C Preferred, voting as a separate series. One member of the Board shall be subject to election and removal by holders of Series F Preferred, voting as a separate series. One member of the Board shall be subject to election and removal by the holders of Series A Preferred, Series B Preferred, Series E Preferred and Common Stock, voting together as a separate class on an as converted basis. All remaining members of the Board shall be subject to election and removal by the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F

Preferred and Common Stock voting together as a class in the manner set forth in Section 5(a) above. If at any time there are fewer than 270,000 shares of Series D Preferred outstanding (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization or similar action with respect to the outstanding shares of Series D Preferred), the right of the holders of the Series D Preferred to elect and remove one member of the Board shall terminate, and thereafter the holders of the Series D Preferred shall be entitled to vote with the holders of the Series A Preferred, Series B Preferred, Series E Preferred and Common Stock in the election and removal of the director to be elected and/or removed by such holders. If at any time there are fewer than 270,000 shares of Series C Preferred outstanding (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization or similar action with respect to the outstanding shares of Series C Preferred), the right of the holders of the Series C Preferred to elect and remove one member of the Board shall terminate and thereafter the holders of the Series C Preferred shall vote with the holders of the Series A Preferred, Series B Preferred, Series E Preferred and Common Stock in the election and removal of the director to be elected and/or removed by such holders. If at any time there are fewer than 270,000 shares of Series F Preferred outstanding (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization or similar action with respect to the outstanding shares of Series F Preferred), the right of the holders of the Series F Preferred to elect and remove one member of the Board shall terminate and thereafter the holders of the Series F Preferred shall vote with the holders of the Series A Preferred, Series B Preferred, Series E Preferred and Common Stock in the election and removal of the director to be elected and/or removed by such holders. In the event that the rights of the holders of the Series D Preferred, the Series C Preferred and the Series F Preferred to elect and remove one director are all terminated as set forth above, then thereafter all directors shall be elected and/or removed by the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Common Stock voting together as a class in the manner set forth in Section 5(a) above.

     6.   COVENANTS.

          (a) In addition to any other rights provided by law, so long as any Preferred shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred voting together as a single class on an as-converted basis:

               (1) amend or repeal any provision of, or add any provision to, this corporation's certificate of incorporation or bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred;

               (2) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the

Preferred; provided, however, that this paragraph (ii) shall not be construed to require any such affirmative vote or written consent for the corporation to issue shares of any additional series of Preferred Stock designated by the Board and having rights, preferences, privileges and restrictions that are pari passu with those of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred as set forth in a Certificate of Designation with respect to any such series duly filed with the Secretary of State of Delaware pursuant to the Delaware General Corporation Law.

               (3)  authorize any additional shares of Common Stock;

               (4) reclassify any Junior Shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred;

               (5) pay or declare any dividend on any Junior Shares (except dividends payable solely in shares of Common Stock) while the Preferred remains outstanding, or apply any of its assets to the redemption, retirement, purchase of acquisition directly or indirectly, through subsidiaries or otherwise, of any Junior Shares, except from employees of this corporation upon termination of employment pursuant to the terms of restrictive stock agreements providing for the repurchase of such Junior Shares at cost entered into with such employees; or

               (6) agree to merge or consolidate this corporation or any subsidiary of this corporation with or into any corporation, or sell, transfer or lease all or substantially all of this corporation's assets, or agree to do any of the foregoing; provided, that no such vote or consent shall be required with respect to a merger or consolidation of this corporation or any subsidiary of this corporation, in which this corporation or any subsidiary of this corporation is the surviving corporation and the valuation of the acquired corporation represents 20% or less of the valuation (reasonably determined by the Board) of this corporation and its subsidiaries immediately prior to such transaction.

          (b) In addition to any other rights provided by law, so long as any Series C Preferred shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series C Preferred, authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series C Preferred, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or assets superior to any such preference or priority of the Series C Preferred; provided, however, that this paragraph
(b) shall not be construed to require any such vote or written consent for the corporation to issue shares of any additional series of Preferred Stock designated by the Board and having rights, preferences, privileges and restrictions that are pari passu with those of the Series C Preferred as set forth in a Certificate of Designation with respect to any such series duly filed with the Secretary of State of Delaware pursuant to the Delaware General Corporation Law.

          (c) In addition to the other rights provided by law, so long as any Series D Preferred or Series F Preferred shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of such outstanding shares of Series D Preferred and Series F Preferred, or, with respect to an action affecting only the Series D Preferred or Series F Preferred, the Series D Preferred or Series F Preferred, as applicable, take any of the following actions:

               (1) Authorize or issue any other class or series of stock, or any security convertible into any such other class or series, in addition to Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred;

               (2) amend or repeal any provision of, or add any provision to, this corporation's certificate of incorporation if such action would alter or change the preferences, rights, privileges or power of, or the restrictions provide for the benefit of, the Series D Preferred or Series F Preferred, as the case may be;

               (3) Declare or pay any dividends on Common Stock, other than dividends payable solely in common stock;

               (4) Increase the authorized number of directors of the Corporation;

               (5) Repurchase or redeem any securities except for repurchases under restricted stock agreements with employees previously approved by the Board;

               (6) (a) Merge with or into or consolidate with any other corporation, (b) sell, lease or otherwise dispose of all or substantially all its properties or assets or (c) acquire all or substantially all of the properties or assets of any other corporation or entity; provided, however, that no such vote or consent shall be required with respect to a merger, consolidation or acquisition in which this corporation or any subsidiary of this corporation is the surviving corporation and the valuation of the acquired corporation represents 20% or less of the valuation (reasonably determined by the Board) of this corporation and its subsidiaries immediately prior to such transaction.

     7. RESIDUAL RIGHTS. Subject to the rights of additional series of Preferred Stock which may be designated by the Board from time to time, all rights accruing to the outstanding shares of this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          C. On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          D. Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

     SIXTH:

          A. The number of directors shall initially be set at seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the closing of the IPO, the directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the first annual meeting of the stockholders following the IPO; the term of office of the second class (Class II) to expire at the second annual meeting of stockholders held following the IPO; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred

               Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

     SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

     The Certificate of Incorporation of ISS Delaware, as amended herein, shall continue to be the Certificate of Incorporation of ISS Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The Bylaws of ISS Delaware, in effect on the Effective Date, shall continue to be the Bylaws of

ISS Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3. DIRECTORS AND OFFICERS. The directors and officers of ISS California shall become the directors and officers of ISS Delaware upon the Effective Date and any committee of the Board of Directors of ISS California shall become the members of such committees for ISS Delaware.

     4. SUCCESSION. On the Effective Date, ISS Delaware shall succeed to ISS California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     5. FURTHER ASSURANCES. From time to time, as and when required by ISS Delaware or by its successors and assigns, there shall be executed and delivered on behalf of ISS California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in ISS Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ISS California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of ISS Delaware are fully authorized in the name and on behalf of ISS California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6.   STOCK OF ISS CALIFORNIA.

          a. COMMON STOCK. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each 2.5 shares of ISS California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of ISS Delaware Common Stock.

          b. PREFERRED STOCK. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each 2.5 shares of each series of ISS California Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of ISS Delaware Preferred Stock of an equivalent series.

          c. FRACTIONAL SHARES. No fractional shares which a ISS Delaware stockholder would otherwise be entitled to receive by reason of the exchange of ISS California stock for ISS Delaware stock shall be issued. In lieu of any fractional shares to which a holder would otherwise be entitled, ISS Delaware shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Effective Date as determined by the Board of Directors of ISS Delaware and for the Preferred Stock, such fraction multiplied by the Conversion Prices as defined in Article FOURTH, subparagraph 4(a) of this Certificate of Incorporation.

     7. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of ISS California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of ISS Delaware stock into which the shares of ISS California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of ISS Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to ISS Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of ISS Delaware stock evidenced by such outstanding certificate as above provided.

     8. OPTIONS AND WARRANTS. Upon the Effective Date, each outstanding option, warrant or other right to purchase shares of ISS California stock, including those options granted under the 1997 Stock Option Plan (the "Option Plan") of ISS California, shall be converted into and become an option, warrant, or right to purchase the number of shares of ISS Delaware stock determined by dividing the number of shares of ISS California subject to the option, warrant or right to purchase by 2.5, rounded down to the nearest whole number, at a price per share equal to the exercise price of the option, warrant or right to purchase ISS California stock multiplied by 2.5, rounded up to the nearest whole cent, and upon the same terms and subject to the same conditions as set forth in the Option Plan and other agreements entered into by ISS California pertaining to such options, warrants, or rights. A number of shares of ISS Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of ISS California stock so reserved as of the Effective Date divided by 2.5. As of the Effective Date, ISS Delaware shall assume all obligations of ISS California under agreements pertaining to such options, warrants, and rights, including the Option Plan, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

     9. OTHER EMPLOYEE BENEFIT PLANS. As of the Effective Date, ISS Delaware hereby assumes all obligations of ISS California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     10. OUTSTANDING COMMON STOCK OF ISS DELAWARE. Forthwith upon the Effective Date, the One Hundred (100) shares of ISS Delaware Common Stock presently issued and outstanding in the name of ISS California shall be canceled and retired and resume the status of authorized and unissued shares of ISS Delaware Common Stock, and no shares of ISS Delaware Common Stock or other securities of ISS Delaware shall be issued in respect thereof.

     11. COVENANTS OF ISS DELAWARE. ISS Delaware covenants and agrees that it will, on or before the Effective Date:

          a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which ISS California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of ISS Delaware. In connection therewith, ISS Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

          b. File any and all documents with the California Franchise Tax Board necessary to the assumption by ISS Delaware of all of the franchise tax liabilities of ISS California.

     12. AMENDMENT. At any time before or after approval and adoption by the stockholders of ISS California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of ISS Delaware and ISS California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

     13. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either ISS California or ISS Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of ISS Delaware and the shareholders of ISS California.

     14. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of ISS California and ISS Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.


                                       INTEGRATED SENSOR SOLUTIONS
                                       DELAWARE CORPORATION, a Delaware
                                       corporation


                                       By:
                                          ------------------------------------
                                          Donald E. Paulus, Vice President


                                       INTEGRATED SENSOR SOLUTIONS, INC.,
                                       a California corporation


                                       By:
                                          ------------------------------------
                                          Donald E. Paulus, Vice President


                                       22